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                                                                     Exhibit 4.4

                      CHARLES RIVER ASSOCIATES INCORPORATED


                                        October 18, 2000


Gordon C. Rausser
[ADDRESS]


     RE:    Stock Purchase Agreement
            ------------------------

Dear Mr. Rausser:

     We are pleased that you are interested in purchasing shares of the Common Stock, no par value ("Shares") of Charles River Associates Incorporated, a Massachusetts corporation (the "Company"). The terms on which the Company is willing to issue Shares to you, and our agreements regarding such Shares are as follows:

     1. PURCHASE OF SHARES. In consideration of payment to the Company of $2,000,000, the Company hereby sells and issues to you, and you hereby purchase from the Company 180,383 Shares. Upon execution of this Agreement, the Company will deliver to you a certificate registered in your name representing 180,383 Shares.

     2. YOUR REPRESENTATIONS AND WARRANTIES. To induce the Company to issue the Shares to you, you hereby represent, warrant and agree as follows:

            2.1 EXPERIENCE, FINANCIAL CAPABILITY AND SUITABILITY. You are sufficiently experienced in financial and business matters to be capable of evaluating the risk of this investment and to make an informed decision relating thereto. You have the financial capability for making the investment, can afford a complete loss of the investment, and the investment is a suitable one for you. You understand that the purchase of the Shares involves a high degree of risk and there may never be an established market for the Company's capital stock. The Company's activities will require substantial funds which may not be available. For this and other reasons, the Company's prospects are highly speculative. Accordingly, you acknowledge that you may lose your entire investment in the Company.

            2.2 ACCESS TO INFORMATION. Prior to the execution of this Agreement, you have had the opportunity to ask questions of and receive answers from representatives of the Company

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concerning the finances, operations, business and prospects of the Company and the opportunity to obtain additional information to verify the accuracy of all information so obtained.

            2.3 INVESTMENT INTENT. You are acquiring the Shares for your own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling the Shares. The Shares are not being registered under the Securities Act of 1933 as amended (the "Securities Act") and are not being registered under any state "blue sky" laws, and the Shares may not be transferred except in compliance with such laws.

            2.4 ACCREDITED INVESTOR. You are an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated by the Securities Exchange Commission pursuant to the Securities Act.

     3.     RESTRICTIONS ON TRANSFER.

            3.1 SECURITIES LAW RESTRICTIONS. You agree with the Company that the Shares shall not be pledged, hypothecated, sold or transferred, unless prior to the proposed pledge, hypothecation, sale or transfer of all or part of such Shares (a) a Registration Statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Shares proposed to be transferred shall then be effective; or (b) the Company shall have received an opinion of counsel in form and substance satisfactory to it that such registration is not required because such transaction complies with rules promulgated by the Securities and Exchange Commission under the Securities Act and with applicable state securities laws.

            You understand that the Shares are "restricted securities" as that term is defined in Rule 144 under the Securities Act and that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available; and that in the case of sales in which Rule 144 is not available, compliance with Regulation A under the Securities Act or some other exemption under the Securities Act will be required. You understand that there may not be available at the time you wish to sell your Shares the adequate current public information with respect to the Company which would permit offers or sales of the Shares under Rule 144. Except as provided below, the Company has no present intention and is under no obligation to register the Shares under the Securities Act or any state securities law, nor to make Rule 144 available.

            3.2 LEGENDING OF SHARES. All certificates representing the Shares to be issued to you pursuant to this Agreement shall have endorsed thereon legends substantially as follows:

                    "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or any state securities law and may not be sold, pledged, hypothecated or transferred in the absence of an effective registration statement covering these securities under the Act and any applicable state securities laws or an opinion of counsel in form and substance satisfactory to the Company that

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                    registration is not required under the Act or under
                    applicable state securities laws."

            3.3 RIGHT OF FIRST PURCHASE. The Company shall have a right of first purchase with respect to any Shares you wish to sell (assuming the terms of Sections 3 and 4 of this Agreement have been satisfied). You shall provide the company with written notice of your desire to sell such shares, and the Company shall have the right for a period of 10 business days following receipt of your notice, to purchase such Shares from you. The per share purchase price for such sale shall be equal to the average closing price for the Company's common stock for the ten trading days prior to the Company's receipt of your notice. If the Company exercises its Right of First Purchase, the purchase and sale of such Shares shall occur within 10 business days following such exercise. In the event that the Company fails to exercise its right of first purchase within such ten-day period, you shall be entitled to sell such Shares at any time during the subsequent 90 day period. If you do not make such a sale within such 90-day period, you must again comply with this Section 3.3 prior to any subsequent sale.

     4. STOCK PLEDGE. As security for the due and punctual payment by you when due of any amounts payable by you under that certain $2,000,000 Non-Negotiable Promissory Note of even date herewith issued by you to the Company (the "Note'), you hereby pledge, assign, transfer and grant to the Company a security interest in the Shares. In the event that your payment obligations under the Note become due, you may satisfy such obligations in whole or in part by selling to the Company any Shares securing such obligations that you continue to own at that time for a per share price equal to the average closing price for the Company's common stock for the ten trading days prior to the date such obligations become due; provided, however, that in the event that the proceeds from such sale are less than the amount of your payment obligations, you shall remain liable on a full recourse basis for the difference. Notwithstanding the foregoing, the Company shall have no obligation to purchase any Shares from you where such purchase would necessitate disclosure under the federal securities laws or adversely affect the Company's accounting treatment of the transactions contemplated by that certain Asset Purchase Agreement between you and the Company. As security for the pledge granted herein, you agree that the Company shall hold the certificate evidencing the Shares (together with stock power executed by you in blank) until such time as the payment obligation under the Note is satisfied.

     5. "PIGGYBACK" REGISTRATION RIGHTS. If, on or before the fifth anniversary of this Agreement, the Company chooses to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Shares for sale to the public), the Company will use its best efforts to cause the Shares to be included in the securities to be covered by the registration statement proposed to be filed by the Company. In the event that any registration pursuant to this Section 5 shall be, in whole or in part, an underwritten public offering, the number of Shares to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein. Notwithstanding the foregoing provisions, the Company may withdraw

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any registration statement referred to in this Section 5 without thereby incurring any liability to you. The Company represents that as of the date of this Agreement, no third party has demand registration rights with respect to the Company's Common Stock. If all shares of shareholders exercising piggyback registration rights cannot be accommodated in any such offering, the shares of all such shareholders shall be proportionately reduced (based on their relative number of shares they desire to include in such piggyback registration).

     6.     OTHER AGREEMENTS.

            6.1 FURTHER ASSURANCES. You agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

            6.2 NO OBLIGATION AS TO EMPLOYMENT. The Company is not by reason of this Agreement obligated to employ or retain, or continue to employ or retain, you in any capacity.

            6.3 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth above or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand,
(ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered mail, return receipt requested, postage prepaid. All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered mail, on the 5th business day following the day such mailing is made.

            6.4 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

            6.5 MODIFICATIONS AND AMENDMENTS. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

            6.6 WAIVERS AND CONSENTS. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in

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the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

            6.7 ASSIGNMENT. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

            6.8 BENEFIT. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

            6.9 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the Commonwealth of Massachusetts without giving effect to the conflict of law principles thereof.

            6.10 SEVERABILITY. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

            6.11 HEADINGS AND CAPTIONS. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

            6.12 NO WAIVER OF RIGHTS, POWERS AND REMEDIES. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

            6.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

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            6.14    NO BROKER OR FINDER. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

            6.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     If the foregoing accurately sets forth your understanding and agreement, please sign the enclosed copy of this agreement and return it to us.

                                        Very truly yours,


                                        CHARLES RIVER ASSOCIATES INCORPORATED


                                        By: /s/ J. Phillip Cooper
                                            ----------------------------
                                           J. Phillip Cooper
                                           Vice President


Accepted and agreed this
18th day of October, 2000


/s/ Gordon C. Rausser
---------------------------
Gordon C. Rausser

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